UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On February 20, 2008, the board of directors of China Carbon Graphite Group, Inc. (the “Company”) (i) dismissed Amisano Hanson, Chartered Accountants (“Amisano Hanson”), as its registered independent accounting firm, and (ii) appointed Bernstein & Pinchuk LLP (“Bernstein Pinchuk”) to serve as the Company’s independent registered accounting firm for the year ending December 31, 2007. At no time since its engagement has Bernstein Pinchuk had any direct or indirect financial interest in or any connection with the Companies or any of its subsidiaries other than as independent accountant.

The consolidated financial statements of the Company, then known as Achievers Magazine Inc., at July 31, 2007 and 2006 and for the two years in the period ended July 31, 2007 were audited by Amisano Hanson. The audit report of Amisano Hanson for these periods contains a qualification as to the ability of the Company to continue as a going concern. During the Company’s two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Item 9.01 Financial Statements and Exhibits.

Exhibits
16.1	Letter from Amisano Hanson, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC. (Registrant)

Date: March 28, 2008	By:	/s/ Donghai Yu
Donghai Yu
Chief Financial Officer